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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

                        ____________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) March 9, 1999
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                                                       (March 3, 1999)

                              ACTIVISION, INC.
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             (Exact Name of Registrant as Specified in Charter)


            Delaware                   0-12699               94-2606438
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  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)           File Number)         Identification No.)

        3100 Ocean Park Blvd., Santa Monica, CA                 90405
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       (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code (310) 255-2000
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On March 3, 1999, Activision, Inc., a Delaware corporation ("Activision"), Expert Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Activision ("Merger Subsidiary"), and Expert Software, Inc., a Delaware corporation ("Expert"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which, among other things, Expert will be merged with and into Merger Subsidiary and will become a wholly owned subsidiary of Activision (the "Merger"). Under the terms of the Merger Agreement, the stockholders of Expert will receive either (i) $2.65 in cash for each share of Expert common stock; (ii) shares of common stock of Activision equal to $2.65 divided by the Activision Per Share Market Value (as defined in the Merger Agreement) for each share of Expert common stock; or (iii) a combination of cash and shares of common stock of Activision.



Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          2.1 Agreement and Plan of Merger, dated as of March 3, 1999, by and among Activision, Inc., Expert Acquisition Corp. and Expert Software, Inc. (incorporated by reference to Form 8-K of Expert Software, Inc., filed March 9, 1999).

          99.1 Press release issued by Activision and Expert dated March 3, 1999, announcing the execution of the Merger Agreement.


                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 1999


                              ACTIVISION, INC.

                              By: /s/ Brian G. Kelly
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                                Name:  Brian G. Kelly
                                Title: President